REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                     THE SECURITIES ACT OF 1933, AS AMENDED

                            ENERGIZER HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

     Missouri                                    43-1863181
    (State or other jurisdiction of           (I.R.S. Employer
     incorporation or organization)           Identification No.)

     800 Chouteau, St. Louis, MO                    63102
    (Address of principal executive offices)      (Zip Code)

                            ENERGIZER HOLDINGS, INC.
                          2000 SAVINGS INVESTMENT PLAN
                            (Full title of the plan)

                             Harry L. Strachan, Esq.
                       Vice President and General Counsel
                            ENERGIZER HOLDINGS, INC.
                                  800 Chouteau
                           St. Louis, Missouri  63102
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
              Telephone Number of agent for service: (314) 982-2970



                                  CALCULATION OF REGISTRATION FEE

                              PROPOSED
                              AMOUNT TO   MAXIMUM               PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES           BE          OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED              REGISTERED  SHARE(3)              PRICE (3)             FEE
Energizer Holdings, Inc.
Common Stock                  5,000,000
 .01 par value(1)              shares      $  23.71875           $  118,593,750        $  31,308.75
============================  ==========  ====================  ====================  =============
 Participation Interests(2)           --                    --                    --             --
============================  ==========  ====================  ====================  =============


(1)     Includes  one  attached  Common  Stock  Purchase  Right  per  share.
(2)     Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of
Plan  interests  to  be  offered  and  sold  pursuant  to  the  Plan.
(3)     The  proposed  maximum  aggregate  offering  price has been estimated solely for purpose of computing  the Registration Fee pursuant to the provisions of Rule 457(c) and is based upon a price of  $23.71875  per share, being the average of the high and low transaction prices of the Company's
Common  Stock  per  share  as  reported  on  the  New  York  Stock  Exchange  on  March  28,  2000.

                            ENERGIZER HOLDINGS, INC.
                          2000 SAVINGS INVESTMENT PLAN

Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------

     The following documents filed with the Commission by Energizer Holdings, Inc. (the "Company") are incorporated herein by reference:

(i) Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), filed on October 15, 1999, as amended on January 11, 2000, February 23, 2000 and March 16, 2000 (the "Form 10 Registration Statement"); and

(ii) The description of the shares of common stock, par value $.01 per share, of the Company, including the Rights related to the shares, as set forth in the Rights Agreement, dated as of March 16, 2000 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, contained in the Company's Form 10 Registration Statement, including any amendments or reports filed for the purpose of updating such information filed with the Securities and Exchange Commission (File No. 1-15401) by the Company, is incorporated by reference.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     Under the terms of Section 351.355 of the Missouri General and Business Corporation Law ("GBCL") and the Company's Articles of Incorporation, the Company must indemnify any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. As permitted by the Company's Articles, the Company has entered into contracts with each of its directors and corporate officers guaranteeing the indemnification provisions stated in the Articles and providing for advancement to such individuals of legal fees and other expenses necessary in defending against such actions, proceedings or claims.

     The Company has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals in certain situations than may be required by the provisions of
Section  351.355  or  the  Company's  Articles  of  Incorporation.

     The foregoing represents a summary of the general effect of Missouri law and the Company's Articles of Incorporation for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the Company's Articles of Incorporation and its pertinent insurance contracts.

Item  8.     Exhibits.
             --------

     See the Exhibit Index located at page 8 hereof. The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item  9.     Undertakings.
             ------------

     (a)     The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

               (iii) to include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted with respect to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The  Registrant.  Pursuant  to  the  requirements  of the Securities Act of
     ---------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 30th day of March, 2000.

                                 ENERGIZER  HOLDINGS,  INC.



                                 By:  /s/  J. Patrick Mulcahy
                                      -------------------------
                                      J. Patrick Mulcahy
                                      Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry L. Strachan, Timothy L. Grosch and Daniel
E. Corbin, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities described as of March 30, 2000.


SIGNATURE                              TITLE
---------                              -----


/s/  J. Patrick Mulcahy                Chief Executive Officer
-------------------------
J. Patrick Mulcahy


/s/  Daniel E. Corbin, Jr.             Executive Vice President
-----------------------------          Finance and Control
Daniel E. Corbin, Jr.


/s/  Mark Schafale                     Controller
-------------------
Mark Schafale


/s/  William P. Stiritz                Chairman of the Board
-------------------------
William P. Stiritz


/s/  William H. Danforth               Director
--------------------------
Dr. William H. Danforth


/s/  F. Sheridan Garrison              Director
---------------------------
F. Sheridan Garrison


/s/  R. David Hoover                   Director
----------------------
R. David Hoover


/s/  Joe R. Micheletto                 Director
------------------------
Joe R. Micheletto


/s/  Robert A. Pruzan                  Director
-----------------------
Robert A. Pruzan

The  Plan.  Pursuant  to  the  requirements  of  the Securities Act of 1933, the
---------
administrator of the Energizer Holdings, Inc. 2000 Savings Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 30th day of March, 2000.

                                  ENERGIZER HOLDINGS, INC.
                                  2000 SAVINGS INVESTMENT PLAN


                                  By: ENERGIZER HOLDINGS, INC.
                                      Plan  Administrator


                                  By:  /s/  J.  Patrick  Mulcahy
                                       ---------------------------
                                       J.  Patrick  Mulcahy
                                       Chief  Executive  Officer

EXHIBIT  INDEX


     Exhibit
     Number            Description
     ------            -----------

     Exhibit 4.1       Energizer Holdings, Inc. 2000 Savings Investment Plan

     Exhibit 5         Opinion of Thompson Coburn LLP

     Exhibit 23        Consent of Independent Certified Public Accountants